Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.0013 per share of Progenics Pharmaceuticals, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement on the date set forth below.

Date: April 9, 2020

VELAN CAPITAL, L.P.

By:	Altiva Management Inc., its general partner

By:	/s/ Stephanie P. Cooper
	Name:	Stephanie P. Cooper
	Title:	President and Secretary

ALTIVA MANAGEMENT INC.

By:	/s/ Stephanie P. Cooper
	Name:	Stephanie P. Cooper
	Title:	President and Secretary

VELAN CAPITAL PARTNERS LP

By:	Velan Capital Holdings LLC, its general partner

By:	/s/ Deepak Sarpangal
	Name:	Deepak Sarpangal
	Title:	Managing Member

VELAN CAPITAL HOLDINGS LLC

By:	/s/ Deepak Sarpangal
	Name:	Deepak Sarpangal
	Title:	Managing Member

VELAN CAPITAL INVESTMENT MANAGEMENT LP

By:	Velan Capital Management LLC, its general partner

By:	/s/ Balaji Venkataraman
	Name:	Balaji Venkataraman
	Title:	Managing Member

VELAN PRINCIPALS GP LLC

By:	/s/ Balaji Venkataraman
	Name:	Balaji Venkataraman
	Title:	Managing Member

VELAN CAPITAL MANAGEMENT LLC

By:	/s/ Balaji Venkataraman
	Name:	Balaji Venkataraman
	Title:	Managing Member

/s/ Balaji Venkataraman
BALAJI VENKATARAMAN

/s/ Deepak Sarpangal
DEEPAK SARPANGAL